EXHIBIT 1
Mountjoy & Bressler, LLP
2300 Waterfront Plaza
325 W. Main Street
Louisville, Kentucky 40202
March 27, 2008
Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N W
Washington, DC 20549

RE:	Bayou City Exploration, Inc.
Commission File Number: 0-27443
Dear Sirs,
We have received a copy of, and are in agreement with, the statements being made by Bayou City Exploration, Inc. in Item 4.01 of its Form 8-K dated March 27, 2008, captioned “Changes in Registrant’s Certifying Accountant”.
We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.
Sincerely,
/s/ Mountjoy & Bressler, LLP